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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 26, 2000


                              RAINFOREST CAFE, INC.
             (Exact name of registrant as specified in its charter)



         MINNESOTA                       000-27366              41-1779527
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


           720 SOUTH FIFTH STREET
             HOPKINS, MINNESOTA                                    55343
--------------------------------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (612) 945-5400


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

         The Registrant has executed a Termination Agreement by and among the Registrant, Landry's Seafood Restaurant, Inc., a Delaware corporation (the "Company") and LSR Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of the Company, dated April 26, 2000 (the "Termination Agreement") whereby the parties thereto have mutually agreed to terminate that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of February 9, 2000 to which the Registrant, the Company and the Merger Sub are also parties.

         The Board of Directors of the Registrant and the Board of Directors of the Company have determined it to be in the best interests of each of the Registrant and the Company and their respective shareholders not to proceed with the proposed merger transaction and have therefore terminated the Merger Agreement. Pursuant to the terms of the Termination Agreement, all costs and expenses incurred in connection with the negotiation and execution of the Merger Agreement and the Termination Agreement shall be paid by the party incurring such costs.

         The Termination Agreement and the Press Release dated April 26, 2000 issued by the Registrant have been filed as Exhibits 10.1 and 99.1, respectively, to this Form 8-K and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         10.1 Termination Agreement by and among the Registrant, Landry's Seafood Restaurant, Inc., and LSR Acquisition Corp. dated as of April 26, 2000.

         99.1     Press Release of Rainforest Cafe, Inc. dated April 26, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              RAINFOREST CAFE, INC.
                                              (Registrant)



Date: April 27, 2000                          By:  /s/ Kenneth W. Brimmer
                                                   ----------------------------
                                              Name: Kenneth W. Brimmer
                                              Title: President


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                                  EXHIBIT INDEX


    EXHIBIT NO.   DESCRIPTION
    -----------   -----------
         10.1     Termination Agreement by and among the Registrant, Landry's
                  Seafood Restaurant, Inc., and LSR Acquisition Corp. dated as of April 26, 2000.

         99.1     Press Release of Rainforest Cafe, Inc. dated April 26, 2000.


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